NOTICE OF GUARANTEED DELIVERY

Manor Care, Inc.
For Tender of
2.125% Convertible Senior Notes Due 2023
Pursuant to its Offer to Exchange
Described in the Offer to Exchange, Dated November 3, 2004

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 1, 2004, UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent is:

Global Bondholder Services Corporation, The Exchange Agent

By Mail, Overnight Mail, Courier or Hand:

GLOBAL BONDHOLDER SERVICES CORPORATION
65 Broadway — Suite 704
New York, New York 10006
Attn: Corporate Actions
Banks and Brokers Call: (212) 430-3774
or
Call Toll Free: (866) 470-4500

By Facsimile:

(For Eligible Institutions Only)

(212) 430-3775

Attention: Corporate Actions
Confirm by Receipt of Facsimile Only: (212) 430-3774

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

      You must use this form to accept the offer (the “Offer”) of Manor Care, Inc. (the “Company”) made pursuant to the Offer to Exchange, dated November 3, 2004 (the “Offer to Exchange”), if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Global Bondholder Services Corporation, as exchange agent for the Offer (the “Exchange Agent”) prior to 12:00 Midnight, New York City time, on December 1, 2004. This letter or such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender your 2.125% Convertible Senior Notes Due 2023 (the “Old Notes”) pursuant to the Offer, a Letter of Transmittal (or manually signed facsimile thereof) or an electronic confirmation pursuant to The Depository Trust Company’s Automatic Tender Offer Program (“ATOP”) system, with any required signature guarantees and any other required documents (including an agent’s message, or an express acknowledgment, confirming that you have received and agree to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against you) must also be received by the Exchange Agent prior to the Expiration Date (as defined in the Offer to Exchange). Capitalized terms used but not defined herein are defined in the Letter of Transmittal.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

      Upon the terms and conditions set forth in the Offer to Exchange and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the section titled “The Offer to Exchange — Guaranteed Delivery Procedures,” in the Offer to Exchange. By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering Holder of Old Notes set forth in the Letter of Transmittal.

      All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Certificate Numbers of Old Notes
(if Available)	Principal Amount of Old Notes Tendered

Signatures(s) of Registered Holder(s) or Authorized Signatory

Name(s):

(Please Type or Print)

Title:

Address:

Area Code and Telephone Number:

Date:

If Old Notes will be tendered by book-entry transfer, check the trust company below:

☐ The Depository Trust Company

Depository Account Number:

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      This Notice of Guaranteed Delivery must be signed by the Holder(s) of Old Notes exactly as its (their) name(s) appear(s) on a security position listing as the owner of the Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by an attorney-in-fact, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Name(s):	Capacity:	Address(es):

      Do not send Old Notes with this form. Old Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

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GUARANTEE
(Not to be used for signature guarantee)

          The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, or an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees that, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), the Old Notes, in proper form for transfer, or a book-entry confirmation of transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company, including the agent’s message instead of a Letter of Transmittal, as the case may be, with any required signature guarantees and any other documents required by the Letter of Transmittal, will be deposited by the undersigned with the Exchange Agent.

          THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND THE OLD NOTES TENDERED HEREBY, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE INSTEAD OF A LETTER OF TRANSMITTAL, TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.
SIGN HERE
Name of Firm:

Authorized Signature:

Name (please type or print):

Address:

Area Code and Telephone Number:

Date:

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